AGREEMENT OF LIMITED PARTNERSHIP
                     OF ROME ACQUISITION LIMITED PARTNERSHIP

This Agreement of Limited Partnership of Rome Acquisition Limited Partnership (the or this "Agreement"), a Delaware limited partnership (the "Partnership"), is entered into effective as of November 15, 2006 (the "Effective Date") among WH Rome Partners LLC, a Delaware limited liability company, as a GenEral Partner ("Macklowe", in its capacity as a General Partner) and as a Limited Partner ("Macklowe Company", in its capacity as a Limited Partner), and Meadow Star LLC, a Delaware limited liability company, as a General Partner ("Icahn", in its capacity as a General Partner) and as a Limited Partner ("Icahn Company", in its capacity as a Limited Partner). In consideration of the premises and covenants contained herein, the parties agree as of the Effective Date as follows:

                                   ARTICLE I
                               CERTAIN DEFINITIONS

     Section 1.1 Certain Terms. The definitions set forth in Exhibit A attached hereto shall apply to this Agreement.

                                   ARTICLE II
                             NAME, OFFICE, BUSINESS

     Section 2.1 Name. The name of the Partnership is "Rome Acquisition Partnership", or such other name or variations thereof as may, from time to time, be selected by the General Partners or as may be necessary to comply with laws, rules or regulations applicable to the business of the Partnership.

     Section 2.2 Registered Office in the State of Delaware: Agent for Service. The address of the Partnership's registered office in the State of Delaware is c/o The Corporation Service Company, Corporation Trust Center, 2711 Conterville Rd., Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Service Company or such other agent as may be designated from time to time by the General Partners.

     Section 2.3 Business of the Partnership. The business of the Partnership shall be to engage in the acquisition of the Target and after the Closing Date to manage and/or sell certain properties as determined by the General Partners, and to do any and all other acts and things that the General Partners in their sole discretion may mutually decide.

     Section 2.4 Location of Principal Place of Business. The location of the principal place of business of the Partnership is 445 Hamilton Avenue, Suite 1210, White Plains, NY 10601, or such other location as may from time to time be determined by the General Partners.

     Section 2.5 Term. The term of the Partnership (the "Term") shall commence with the filing with the Secretary of State of the State of Delaware of the Certificate of Limited Partnership of the Partnership on November 15, 2006 and shall continue until December 31, 2011.

                                  ARTICLE III
                              CAPITAL CONTRIBUTIONS

     Section 3.1 Initial Capital Contributions. By no later than November 27, 2006, the initial aggregate capital contributions of all of the Partners shall be U.S. $1,200,000,000.00 (the "Initial Capital Commitment"), subject to the conditions set forth in this Section 3.1. Each Partner hereby agrees to contribute to the Partnership by no later than November 27, 2006, a capital contribution (with respect to each Partner an "Initial Capital Contribution") in cash in the amount set forth next to such Partner's name on Schedule A hereto; provided, however, that (I) no such capital contributions shall be required and
(II) to the extent that such capital contributions shall have been made, such capital contributions shall be returned to any Partner upon its request unless
(x) the price to be paid per Target Security pursuant to the definitive agreement between the Partnership or its wholly-owned subsidiary and the Target providing for the acquisition of the Target (the "Acquisition Agreement") does not exceed $49.00 per Target Security and (y) the aggregate amount of equity required to consummate the acquisition of Target pursuant to the Acquisition Agreement does not exceed (without taking into account any of the Shared
Expenses)  the  Initial  Capital  Commitment.  Any  breach by a Partner  of this
Section 3.1 shall constitute a "Failure to Contribute" hereunder, and any Partner that so breaches this Agreement shall constitute a "Non-Contributing Partner." The General Partner that is a member of the General Partner Group that does not have the Non-Contributing Partner shall be entitled to collect from the other General Partner that is a member of the General Partner Group that does have the Non-Contributing Partner, and such General Partner shall pay to the General Partner that is so entitled to collect or its designee, an amount equal to $60,000,000 (the "Failure to Contribute Amount"). Notwithstanding anything in this Agreement to the contrary, the Failure to Contribute Amount shall be the sole and exclusive remedy against a Non-Contributing Partner with respect to any Failure to Contribute.

     Section 3.2 Additional Capital Contributions. After the Effective Date, the General Partners may from time to time attempt to agree on additional capital commitments to the Partnership. If the General Partners agree on the amount of an additional capital commitment of each General Partner (in each case, and with respect to each General Partner, an "Additional Capital Commitment"), they will enter into such commitment by executing a commitment letter (in each case a "Commitment Letter") and deliver it to the General Partners and the Partnership, and Icahn and Macklowe will each thereby become bound to make an additional capital contribution (in each case and with respect to each General Partner, an "Additional Capital Contribution") to the Partnership up to the amount of an Additional Capital Commitment agreed upon in such Commitment Letter at the written request of one General Partner to the other General Partner (in each case a "Capital Contribution Request Letter"), which request shall set forth an amount of an Additional Capital Contribution that each General Partner shall contribute to the Partnership. Also, each of Icahn and Macklowe shall be entitled, from time to time, to make an Additional Capital Contribution to the Partnership (the "Contribution Right"), provided the aggregate of all Additional Capital Contributions contributed by such General Partner to the Partnership from the date of the last in time Commitment Letter does not exceed the Additional Capital Commitment of such General Partner set forth in such Commitment Letter. Each of Icahn and Macklowe may, in its sole and absolute discretion, choose to make an Additional Capital Contribution hereunder by causing each of Icahn Company and Macklowe Company, respectively, to make such Additional Capital Contribution.

     Section 3.3 Obligation to Contribute. Each of Icahn and Macklowe shall cause each of Icahn Company and Macklowe Company, respectively, to make an Additional Capital Contribution to the Partnership on the date, in the amount and otherwise in accordance with the terms prescribed by a Capital Contribution Request Letter, provided that such Additional Capital Contribution does not cause such General Partner to make an Additional Capital Contribution beyond its Additional Capital Commitment pursuant to the last in time Commitment Letter.

     Section 3.4 No Right or Obligation. Except as otherwise provided in this Agreement or required by law, no Partner shall be obligated to or have a right to make an additional Capital Contribution to the Partnership.

     Section 3.5 Form of Capital Contribution. Capital Contributions to the Partnership shall be made in cash only.

     Section 3.6 No Interest on Capital Contributions. No Partner shall be entitled to interest on or with respect to any Capital Contribution or any amounts to be paid to such Partner pursuant to this Agreement.

     Section 3.7 Distribution and Return on Capital Contributions. Except as otherwise unanimously agreed to by the General Partners, no Partner shall be entitled to a return of any part of its Capital Contributions or to receive any distributions from the Partnership.

     Section 3.8 Expenses.

          (a) Internal Expenses. For avoidance of doubt, each Partner shall be responsible for its own internal expenses related to or arising out of its activities outside of the Partnership and shall not have any right of reimbursement by the Partnership of such expenses.

          (b) Shared Expenses. The Partners shall bear, pro rata in accordance with their respective Capital Accounts , (i) all fees and expenses of the financial advisors, legal advisor and accounting firm engaged by either General Partner on behalf of the Partnership in connection with the preparation and submission of a proposal with respect to the acquisition of Target, the negotiation and execution of the Acquisition Agreement and taking the other actions contemplated by this Agreement with respect to the proposed acquisition of Target and (ii) other third-party costs incurred by one General Partner on behalf of the Partnership in connection with the preparation and submission of a proposal with respect to the acquisition of Target, the negotiation and execution of the Acquisition Agreement and taking the other actions contemplated hereunder as unanimously approved by the General Partners, including any costs associated with structuring any debt financing for the acquisition of Target; provided that the fees and expenses described in both clauses (i) and (ii) above are incurred with the unanimous consent of each General Partner (the "Shared Expenses"); and provided, further and notwithstanding that Shared Expenses must be approved by the unanimous consent of each General Partner, that if Icahn (x) has paid to the Partnership its pro rata share (based on the amount set forth next to Icahn's name on Schedule A) of any Shared Expenses and (y) requests that Macklowe pay to the Partnership its pro rata share (based on the amount set forth next to Macklowe's name on Schedule A) of such Shared Expenses, then, within three (3) business days of such request, Macklowe shall pay to the Partnership its pro rata share of such Shared Expenses. In the event that Macklowe does not make the foregoing payment to the Partnership within such three (3) business days period, Icahn shall be entitled to collect from Macklowe, and Macklowe shall pay to Icahn or its designee, the Failure to Contribute Amount. Notwithstanding anything in this Agreement to the contrary, the Failure to Contribute Amount shall be the sole and exclusive remedy against Macklowe with respect to any failure to pay to the Partnership its pro rata share of any Shared Expenses in accordance with this Section 3.8(b).

          (c) Repayment of Debt. If the General Partners unanimously elect, or are required by one or more third parties, to repay or repurchase at the Closing Date (or thereafter in connection with the sale of properties) any indebtedness of Target or any subsidiary of Target, at the Closing Date (or thereafter in connection with the sale of properties), the Partners shall pay in cash such indebtedness plus any costs, expenses or fees associated with such repayment or repurchase, including without limitation any prepayment fees or penalties, to be repaid, pro rata in accordance with their respective Capital Accounts. For these purposes, "indebtedness" shall be deemed to include the costs of unwinding any interest rate swaps, caps, treasury locks and other derivatives and hedges associated with the indebtedness that is being repaid.

                                   ARTICLE IV
                        ALLOCATION OF PROFITS AND LOSSES

     Section 4.1 Allocation of Profits and Losses.

          (a) Allocation of Profits. Profits for each Accounting Period shall be allocated among the Partners in accordance with the positive balances of their Capital Accounts as of the beginning of such Accounting Period.

          (b) Allocation of Losses. Losses for each Accounting Period shall be allocated among the Partners in accordance with the positive balances of their Capital Accounts as of the beginning of the Accounting Period.

          (c) Timing of Allocations. Allocations of Profits and Losses as provided in this Section 4.1 shall be made as of the end of each Accounting Period.

     Section 4.2 Additional Allocation Provisions.

          (a) Except as provided below in this Section 4.2, the net profits and net losses of the Partnership, as determined for Federal income tax purposes, shall be allocated in the same manner as Profits and Losses are allocated under Sections 4.1 hereof.

          (b)  Notwithstanding  the  foregoing  provisions  of this  Article  IV hereof, the aggregate General Partner's interest in each item of Partnership income, gain, loss, deduction or credit shall equal at least 1% of each of those items at all times during the existence of the Partnership. In determining each General Partner's interest in those items, any Limited Partner's interest owned by such General Partner shall not be taken into account.

          (c) Notwithstanding the provisions of Article IV hereof, items of Partnership income, gain, loss or deduction, as determined for Federal income tax purposes, shall be specially allocated to the Partners to eliminate the difference between the adjusted tax basis and the book value of such Target Securities, in accordance with the principles of Code ss. 704(c), the Treasury Regulations there-under, and Treasury Regulations ss. 1.704-1(b)(4)(i); provided, however, that in the event of a withdrawal of a Partner, the General Partners other than a withdrawing Partner, acting together by unanimous agreement, shall have reasonable discretion to specially allocate items of Partnership income, gain, loss or deduction, as determined for Federal income tax purposes, first to the withdrawing Partner in order to eliminate any disparity between such withdrawing Partner's adjusted tax basis in its Partnership Interest and its Capital Account immediately prior to such withdrawal.

                                   ARTICLE V
                   DISTRIBUTION, WITHDRAWAL AND BUY-SELL OFFER

     Section  5.1  Distribution  of  Available  Cash and  Property.  The General
Partners may from time to time, in their sole discretion, acting together by unanimous agreement, distribute to the General Partners and the Limited
Partners, pro rata in accordance with the relative positive balances of their Capital Accounts, cash or other property held by the Partnership, determined by the General Partners, in their sole discretion, acting together by unanimous agreement, to be available for distribution. Any withholding tax imposed with respect to a distribution to a Partner shall be deemed to be a distribution.

     Section 5.2 Withdrawal. Except pursuant to Section 5.3 ("Buy-Sell Offer") or Article VII ("TRANSFERS OF INTERESTS BY PARTNERS"), no Partner shall have the right to withdraw from the Partnership and no Partner shall withdraw from the Partnership under any circumstances or make a demand for withdrawal of any or all of its Capital Contributions.

     Section 5.3 Buy-Sell Offer. Any General Partner Group (the "Initiating Partners") may at any time (i) after the ninetieth (90th) day after the Closing Date and (ii) after notice to the other General Partner Group that the General Partners fail to unanimously agree pursuant to Section 6.2 on any action under this Agreement, deliver to Icahn, with respect to Icahn Group, or Macklowe, with respect to Macklowe Group (with respect to either Icahn Group or Macklowe Group, as the case may be, the "Non-Initiating Partners") an offer (the "Buy-Sell Offer") in writing stating the purchase price on a per unit or percentage basis at which the Initiating Partners and/or their Affiliate(s) designated by the Initiating Partners in the Buy-Sell Offer (each an "Initiating Designee" and collectively "Initiating Designees") are willing to purchase from the Non-Initiating Partners or sell to the Non-Initiating Partners all (but not less than all) Interests in the Partnership held in the case of a purchase by the Non-Initiating Partners, and in the case of a sale by the Initiating Partners.

     Icahn or Macklowe, as the case may be, on behalf of the Non-Initiating Partners, shall then be obligated to elect to:

          (i) sell to the Initiating Partners and/or Initiating Designees, as the case may be, all (but not less than all) Interests in the Partnership then owned by the Non-Initiating Partners at the purchase price and upon the terms and conditions set forth in the Buy-Sell Offer; or

          (ii) purchase from the Initiating Partners on their own and/or through their Affiliate(s) designated by the Non-Initiating Partners and disclosed to the Initiating Partners in writing (each a "Non-Initiating Designee" and collectively "Non-Initiating
               Designees") all (but not less than all) Interests in the Partnership at the purchase price and upon the terms and conditions set forth in the Buy-Sell Offer.

     Icahn or Macklowe, as the case may be, on behalf of the Non-Initiating Partners, shall give written notice of such election to the Initiating Partners within thirty (30) days after receipt of the Buy-Sell Offer. Failure of Icahn or Macklowe, as the case may be, on behalf of the Non-Initiating Partners, to give the Initiating Partners notice of their election within said 30-day period shall conclusively be deemed to be an election under clause (i) above.

     The closing of any purchase and sale of Interests in the Partnership pursuant hereto shall occur no later than ten (10) days following the delivery of the notice of election set forth above or such earlier date as shall be specified in writing by the Purchasing Partners, unless an approval for the consummation of the foregoing transaction is required from any Regulatory
Authority, in which case such closing shall take place no later than 10 days following such approval. At any closing pursuant to this section, a General Partner Group which is selling Interests in the Partnership, whether such General Partner Group shall be of the Initiating Partners or the Non-Initiating Partners who elect to sell (the "Exiting Partners"), shall sell, transfer and assign to the other General Partner Group purchasing such Interests and the Target Securities (the "Purchasing Partners") all right, title and interest in and to the Exiting Partners' Interests in the Partnership free and clear of all liens, claims and encumbrances, the Purchasing Partners shall pay for such interests and Interests in cash or immediately available Federal funds and, at the request of the Purchasing Partners, the Exiting Partners shall execute all other documents and take such other actions as may be reasonably necessary or desirable to effectuate the transfer of the Interests in the Partnership and to carry out the purposes of this Agreement.

     In the event, the Exiting Partners fail to comply with the closing procedure set forth above, the Purchasing Partners may, in their discretion, chose to deliver to the Partnership and the Exiting Partners a Payment Notice (as defined below), and the Partnership and the Exiting Partners shall abide by the procedure set forth in the Payment Notice.

     Section 5.4  Material  Breaches of Section  5.3. Any breach by a Partner of
Section 5.3 ("Buy-Sell Offer") shall constitute a "Material Breach" hereunder, and any Partner that is in "Material Breach" shall constitute a "Subject Partner." The General Partner, that is a member of the General Partner Group that does not have the Subject Partner as its member, and/or its Affiliate(s) designated by such General Partner shall be entitled to purchase (without any obligation to do so) (the "Purchase Option") all (but not less than all) of the Interests of the General Partner Group that has the Subject Partner as its member at price equal to seventy five percent (75%) of the Capital Account of that General Partner Group on the date of the Material Breach by tendering to the Partnership and such Subject Partner a payment notice (a "Payment Notice") at any time after the Material Breach, which Payment Notice shall set forth the procedure for the payment for the Interest in immediately available Federal funds, and the Partnership and the Subject Partner shall abide by such procedure. The Subject Partner shall be deemed to have waived any defenses it may have to the purchase of its Interest pursuant to the Purchase Option. Notwithstanding the foregoing, nothing herein shall be construed as a waiver of any other rights or remedies that the Partnership and/or each of its Partners may have against the Subject Partner at law or in equity, including damages for any breach of this Agreement, whether or not the Purchase Option is exercised.

                                   ARTICLE VI
                 POWERS RIGHTS AND DUTIES OF THE GENERAL PARTNER

     Section 6.1 Authority. Except as otherwise specifically stated herein, the General Partners, acting together by unanimous agreement, shall have exclusive and complete authority and discretion to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership.

     Section 6.2 Powers and Duties of General Partner. The General Partners shall be solely responsible for the administration of the Partnership and any act by the Partnership shall, except as otherwise set forth in ARTICLE III ("CAPITAL CONTRIBUTIONS") and Section 5.3 ("Buy-Sell Offer") hereof, require the unanimous approval of the General Partners, including, without limitation, (i) admission of any other person as a Partner, (ii) any matter relating to any transaction between the Partnership or any entity controlled by the Partnership and any General Partner or Limited Partner, (iii) any distributions to the Partners (iv) determining to require any Capital Contribution from the Partners,
(v) except as set forth in Section 5.3 hereof, the taking of any action by the Partnership prior to the acquisition of any Target Securities, (vi) a change in the purpose of the Partnership, (vii) the dissolution of the Partnership, (viii) the sale or purchase of Target Securities by the Partnership or the voting of Target Securities by the Partnership but not by any Partner or any of its Affiliates (other than the Partnership), (ix) appointment of and/or delegation of authority to one General Partner or any representative of any General Partner to represent the Partnership and/or each of the General Partners in any specific affairs, undertakings, matters or projects of the Partnership during a specific time or period, and in any event, until one General Partner objects to such appointment or delegation by giving written notice of such objection to the other General Partner and therefore revokes its consent (x) public disclosure of the plans, strategies or affairs of the Partnership and (xi) sales of any assets of the Partnership. Except as otherwise specifically provided herein, the General Partners, acting by unanimous agreement, shall have (x) all rights and powers of a general partner under the Uniform Act; (y) all authority, rights and powers in the management of the Partnership business to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purpose of this Agreement, to carry on the business of the Partnership and/or as permitted by law and (z) the sole power to approve a transfer, domestication, continuance, merger, consolidation or conversion of the Partnership. From time to time, the General Partners may, by unanimous consent, appoint one or more officers or agents (which may be a General Partner) to act on behalf of the Partnership with respect to such matters and affairs as shall have been specified in such appointment. Either General Partner may revoke such appointment at any time to be effective as set forth in written notice given by the General Partner desiring to make such revocation to the other General Partner and such appointee.

     Section 6.3 Liability. Except as otherwise specifically provided in this Agreement, no member of a General Partner Group or/and no Affiliate of a General Partner shall be personally liable for the return of any portion of the Capital Contributions of any of the General Partners or of the Limited Partners or shall be required to pay to the Partnership or any Limited Partner any deficit in any Partner's Capital Account. Except as otherwise specifically provided in this Agreement, no General Partner, former, present or future Partner, member, officer, director, stockholder, employee, agent or Affiliate of a General Partner shall be liable, responsible or accountable to the Partnership or any Limited Partner for (a) any act or omission performed or omitted by any of them, or for any costs, damages or liabilities arising therefrom, or by law, unless that act or omission was performed or omitted fraudulently or in bad faith or through negligence or gross negligence or intentional misconduct; or (b) except as provided in clause (a) of this Section 6.3 with respect to the Person who performed or omitted such acts, any costs, damages or liabilities due to the negligence, dishonesty or bad faith of any employee, officer, broker, consultant or other agent of the Partnership, selected, engaged and retained in good faith by a General Partner.

     Section 6.4 Indemnification. (a) The Partnership shall:

          (i) indemnify and hold harmless each member of the General Partner Group and Affiliates of each General Partner and the respective personal representatives, heirs, successors in interest and assignees of any thereof (each, an "Indemnified Party"), from and against any and all damages incurred or suffered by any
               Indemnified Party arising out of or in connection with the Partnership's business or affairs; provided, however, that the Partnership shall not indemnify or hold harmless any Indemnified Party with respect to any act or omission which was performed or omitted fraudulently or in bad faith by it; and

          (ii) advance to any Indemnified Party expenses for which the Partnership is required to indemnify the Indemnified Party pursuant to this Section 6.4 subject to the undertaking of the Indemnified Party to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to be indemnified.

          (b) Survival. The exculpation provided in Section 6.3 hereof and the indemnification provided in this Section 6.4 shall survive any termination of this Agreement. Any Person entitled to exculpation pursuant to Section
     6.3 hereof and/or indemnification pursuant to this Section 6.4 shall remain entitled to such exculpation and/or indemnification to the same extent as prior to any of the following events with respect to any matter arising or occurring prior to such event and shall have no liability with respect to any matter arising after such event: (i) such Person ceases to be a partner, member, officer, director, stockholder, employee, agent or Affiliate of a General Partner or its Affiliates; or (ii) a General Partner ceases to be one of the general partners of the Partnership, unless such Person is a partner, member, officer, director, stockholder, employee, agent or Affiliate of a permitted hereunder successor to such General Partner.

          (c) Repayment. If it shall ultimately be determined that the Indemnified Party is not entitled to the indemnification provided by this
     Section 6.4, the Indemnified Party shall promptly repay to the Partnership the amount of any expenses advanced to such Indemnified Party and the amount of all costs of the Partnership in providing indemnification pursuant to this Agreement.

     Section 6.5 Management of Acquired Assets. To the extent that customary property management services are required with respect to any property acquired under the Acquisition Agreement, services may be provided by Icahn, Macklowe or an outside manager in exchange for payment of customary management fees in amounts to be agreed to by the General Partners, acting together by unanimous agreement, provided, however that if Icahn desires to undertake such customary management services through one of its Affiliates, Icahn shall be entitled to do so in exchange for payment of customary management fees without any consent requirement from any other Partners. In the event Icahn undertakes such management services through one of its Affiliates and Macklowe is not satisfied, in its sole discretion, with Icahn's Affiliates performance of such management services, Macklowe shall be entitled to initiate a Buy-Sell Offer pursuant to the terms of Section 5.3 hereof without regard to clause (ii) of the first paragraph of Section 5.3, and notwithstanding anything in this Agreement to the contrary, this shall be the sole and exclusive remedy against Icahn with respect to any performance or failure to perform such management services.

                                  ARTICLE VII
                       TRANSFERS OF INTERESTS BY PARTNERS

     Section 7.1 General Partner Transfer. Notwithstanding any other provision of this Agreement but subject to Section 5.3 hereof, a General Partner may not and may not cause, permit or suffer to occur, any sale, assignment, pledge or other encumbrance or disposition (collectively "Transfer") of all or a portion of its General Partnership Interest in the Partnership (including any direct or indirect beneficial interest therein), directly or indirectly, including without limitation, as a result of any Transfer of such General Partner's securities, stock or other ownership interest (including any direct or indirect beneficial interest therein) or any Transfer by any Person directly or indirectly controlling such General Partner of its securities, stock or other ownership interest (including any direct or indirect beneficial interest therein), to any Person other than: (i) to an Affiliate that agrees to be bound by this Agreement and the terms hereof pursuant to documents reasonably acceptable to the other General Partner; or (ii) pursuant to the procedure set forth in Section 5.3.

     Section 7.2 Transfer of Limited Partner's Interest. (a) Notwithstanding any other provision of this Agreement but subject to Section 5.3 hereof, a Limited Partner may not and may not cause, permit or suffer to occur, any Transfer of all or a portion of its Limited Partnership Interest in the Partnership (including any direct or indirect beneficial interest therein), directly or indirectly, including without limitation, as a result of any Transfer of such Limited Partner's securities, stock or other ownership interest (including any direct or indirect beneficial interest therein) or any Transfer by any Person directly or indirectly controlling such Limited Partner of its securities, stock or other ownership interest (including any direct or indirect beneficial interest therein), to any Person (unless to an Affiliate that agrees to be bound by this Agreement and the terms hereof pursuant to documents reasonably acceptable to the General Partners) that agrees to be bound by this Agreement and the terms hereof or the following conditions are met:

          (i) the General Partners give their unanimous written consent to the Transfer (which consent may be withheld in the sole discretion of each of the General Partners);

          (ii) the Regulatory Authority gives its written consent, if necessary, to the Transfer; and

          (iii) an instrument of Transfer, and any other documents and opinions, in form and substance satisfactory to all of the General Partners executed by both the transferor and transferee of the Interest or portion thereof shall be delivered to the General Partners and the transferee, shall, if so requested, assume the obligations, if any, of the transferor to the Partnership allocable to the Interests or portion thereof transferred.

          (b) No transferee of a Limited Partner's Interest shall become a Substituted Limited Partner unless the transfer shall be made in compliance with clauses (i) through (iii) of Section 7.2(a) hereof and the transferee
     (1) if any of the General Partners requests, executes a subscription agreement containing representations, warranties and other provisions as such requesting General Partner reasonably deems to be necessary or appropriate under then existing applicable law; (3) each of the General Partners shall give its prior written consent, which consent may be withheld in the sole discretion of any of the General Partners; and (3) the transferring Limited Partner and the transferee shall have executed and acknowledged such other instruments as any of the General Partners may deem reasonably necessary or appropriate.

          (c) Each Limited Partner agrees that such Limited Partner will pay all reasonable costs and expenses, including, without limitation, attorneys fees and the cost of the preparation, filing and publishing of any amendment to any certificate of the Partnership, incurred by the Partnership in connection with a transfer by or to it.

          (d) Any Limited Partner which shall transfer all of its Interest shall cease to be a Limited Partner upon the admission of a Substituted Limited Partner in its stead. Anything herein to the contrary notwithstanding, until such time as the transferee of an Interest has been admitted into the Partnership as a Substituted Limited Partner or each of the General Partners has determined that the requirements of Sections 7.2(a) hereof for transfer of an Interest have been satisfied, both the Partnership and the General Partners shall be entitled to treat the transferor of such Interest as the absolute owner thereof in all respects.

          (e) In the event of the transfer of a Partner's Interest at any time other than the end of the Partnership's Fiscal Year, the distributive shares of the various items of Partnership income, gain, loss, deduction and credit as computed for purposes of Federal income tax shall be allocated between the transferor and the transferee on such basis as the transferor and the transferee shall agree; provided, however, that no allocation shall be effective unless (i) the transferor and transferee shall have given each of the General Partners written notice prior to the effective date of the transfer, stating their agreement that the allocation shall be made on such basis; (ii) each of the General Partners shall have consented, in its sole discretion, to the allocation, and (iii) the transferor and the transferee shall have agreed to reimburse the Partnership for any incremental accounting fees, attorneys' fees and other expenses incurred by the Partnership in making the allocation.

     Section 7.3 Transferees Bound by Agreement. Any successor or transferee of a Partner and any Substituted Limited Partner shall be subject to and bound by all of the provisions of this Agreement as if originally a party to this Agreement.

     Section 7.4 Improper Transfers are Void. Any purported transfer of an Interest (or any beneficial interest therein) which is not made in compliance with this Agreement is hereby declared to be null and void and of no force and effect whatsoever.

                                  ARTICLE VIII
                         DISSOLUTION OF THE PARTNERSHIP

     Section 8.1 Causes of Dissolution. The Partnership shall be dissolved upon the earliest of:

          (a) The expiration of its Term as provided in this Agreement;

          (b) The unanimous determination by all of the General Partners in their sole discretion to dissolve;

          (c) The entry of a decree of judicial dissolution;

          (d) The failure by the General Partners to agree on any additional capital commitments pursuant to Section 3.2 hereof; or

          (e) Any act or event specified in the Uniform Act ss. 17-801 or any successor provision thereto.

     Section 8.2 Prohibition of Dissolution. Without unanimous consent of the General Partners, a Partner shall not (i) act (ii) fail to act or (iii) cause any action or inaction, if any of the foregoing leads to, results in, or causes, directly or indirectly, a dissolution of the Partnership.

                                   ARTICLE IX
              WINDING UP, TERMINATION AND LIQUIDATION DISTRIBUTIONS

     Section 9.1 Winding Up. (a) In the event of the dissolution of the Partnership for any reason set forth in Section 8.1 hereof, the General Partners shall wind up the affairs of the Partnership and liquidate the Partnership Property.

          (b) The Partners shall continue to share Profits and Losses during the period of liquidation in accordance with Article IV hereof. The General Partners may, in their sole discretion, acting together by unanimous agreement, determine the time, manner and terms of any sale or sales of the assets of the Partnership pursuant to the liquidation.

          (c) In the event of the dissolution of the Partnership, the General Partners, acting together by unanimous agreement, shall have the right to dispose of the goodwill and all of the Partnership's books and papers in any manner as they may deem advisable, including to an entity that will continue the Partnership and its business, which may be an Affiliate of any of the General Partners. If the business of the Partnership is continued, or the goodwill, if any, sold or otherwise disposed of, any non-continuing Partner shall have no claim against the assets of the Partnership, or any Partner thereof, or against the successor or continuing entity, in any other respect, and shall not be entitled to participate in or derive any benefit from, any use or disposition of the name, goodwill, books or offices of the Partnership.

     Section 9.2 Distributions Upon Liquidation. Subject to the right of the General Partners to set up cash reserves, as they may deem necessary or appropriate, acting together by unanimous agreement, the proceeds of the liquidation of the Partnership Property, after payment or adequate provision for the payment of all debts and obligations of the Partnership, shall be distributed pro rata to the Partners in accordance with their respective Capital Accounts.

     Section 9.3 Termination. The Partnership shall terminate when all Partnership Property shall have been disposed of and distributions made as provided in Section 9.2 hereof. The General Partners shall then execute and cause to be filed a Certificate of Cancellation of the Partnership.

                                   ARTICLE X
                     BOOKS AND RECORDS, REPORTS, FISCAL YEAR

     Section 10.1 Books and Records. True and complete books of account and records are to be kept by the Partnership and shall be available for inspection by each Partner.

     Section 10.2 Reports. As soon as practicable after the end of each Fiscal Year other than the Fiscal Year in which the Partnership was formed, the General Partners shall cause the Partnership to send to each Person who was a Partner at any time during such Fiscal Year, an annual statement indicating such Partner's share of the Partnership's taxable income or loss, capital gain or loss, and other items relevant for Federal income tax or other tax purposes. The General Partners will make annual financial statements for the Partnership, other than for the Fiscal Year in which the Partnership was formed, available to Limited Partners upon reasonable request. The General Partners shall cause the Partnership to furnish each General Partner with separate accounting statements for the Partnership's brokerage and trading businesses. Each Partner shall provide the Partnership with copies of any reports, filings or other documents (collectively the "Regulatory Documents") that such Partner files with, delivers to or makes otherwise available to (collectively "Files") any Regulatory Authority, in connection with or in relation to the Interest of such Partner in the Partnership immediately after such Partner Files the Regulatory Documents, and the General Partners shall cause the Partnership to furnish each General Partner with the Regulatory Documents.

     Section 10.3 Fiscal Year. The fiscal year of the Partnership (the "Fiscal Year") shall be from January 1 through December 31 of each year or portion thereof during which the Partnership is in existence.

                                   ARTICLE XI
                       AMENDMENT OF PARTNERSHIP AGREEMENT

     Section 11.1 Approval of Amendments. Amendments to this Agreement may be made by the General Partners, acting together by unanimous agreement, without the consent of any Limited Partner through use of the power of attorney described in Section 14.1 hereof if those amendments are (i) of a non-material nature, as determined by the General Partners; (ii) for the purpose of creating a new class or classes of Limited Partnership Interests, admitting additional Limited Partners or reflecting the withdrawal of Limited Partners; (iii) necessary to maintain the Partnership's status as a partnership according to ss. 7701(a)(2) of the Code; (iv) necessary to preserve the validity of any and all allocations of Partnership income, gain, loss or deduction pursuant to ss. 704(b) of the Code; or (v) contemplated by this Agreement. Amendments to this Agreement other than those described in the first sentence of this Section 11.1 may be made only if embodied in an instrument signed by all of the General Partners and a Majority-in-Interest of the Limited Partners, provided, however, that any amendment to this Agreement pertaining to the rights, preferences, priorities, powers, limitations and/or restrictions with respect to the Limited Partners of a particular class or classes of Limited Partnership Interest need only be signed by all of the General Partners and a Majority-in-Interest of the Limited Partners of each such class of Limited Partnership Interest. Any supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement. The General Partners shall cause the Partnership to give written notice to all Partners promptly after any amendment has become effective. Any amendment to this Agreement must be in writing.

                                  ARTICLE XII
                                   TAX MATTERS

     Section 12.1 Tax Matters Partner. The General Partners will jointly select, at the expense of the Partnership, an accounting firm to review a draft of each tax return to be filed by the Partnership, and each Partner shall also be afforded the opportunity to review and comment on the draft of such tax return. The Tax Matters Partner shall prepare and file all tax returns and execute any agreements or other documents relating to tax matters on behalf of the Partnership, provided, however, that the Tax Matters Partner will not settle any administrative proceeding before a taxing authority, or commence or settle a judicial proceeding, without the consent of Macklowe, such consent not to be unreasonably withheld or delayed. The Tax Matters Partner is authorized to make an election under Section 754 of the Code upon the request of either Partner and may make other elections for federal, state, local and foreign tax purposes as permitted by applicable law; provided, however, that any such other election shall not be made without the consent of Macklowe, such consent not to be unreasonably withheld or delayed. Icahn shall be and is specifically authorized to act as the "Tax Matters Partner."

                                  ARTICLE XIII
                                   STANDSTILL

     Section 13.1 Standstill. (a) For avoidance of doubt, prior to the Execution Date, Partners and their respective Affiliates will be free to purchase the Target Securities without any restrictions hereunder. During the Standstill
Period, a Partner shall not, other than through its participation in the Partnership, and shall cause its Affiliates not to, and a former Partner shall not, and shall cause its Affiliates not to, directly or indirectly:

          (i) acquire, announce an intention to acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, by purchase, by gift, by joining or taking an equity interest in a Person, a syndicate or any group or otherwise (x) any Target Securities or (y) any assets, businesses or properties of the Target;

          (ii) participate in the formation or encourage the formation of, or join or in any way participate with, any Person, syndicate, group or other person or entity that beneficially owns or seeks to acquire beneficial ownership of Target Securities for the purpose of beneficially owning or acquiring beneficial ownership of any Target Securities (other than any group consisting solely of such Partner and/or its Affiliates);

          (iii) solicit, or participate in the solicitation of, proxies or become a participant in any election contest (the terms used in this section 13.1(a)(iii) having the respective meanings given them to Regulation 14A under the 1934 Act) with respect to the Target;

          (iv) initiate, propose or otherwise solicit any stockholders of the Target for the approval of one or more proposals with respect to the Target or induce any other Person to initiate any such proposal;

          (v) seek the removal of any of the members of the management or the board of directors of the Target or seek to have called any meeting of the stockholders of the Target;

          (vi) deposit any Target Securities in a voting trust or subject them to a voting agreement or other agreement or arrangement with respect to voting (other than pursuant to the unanimous agreement of all of the General Partners or any agreement or arrangement solely among such Partner and/or its Affiliates); or

          (vii) otherwise act, alone or in concert with others, to seek to control the management, policies or affairs of the Target or solicit, propose, seek to effect or negotiate with any other Person (including, without limitation, the Target) with respect to any form of business combination or other extraordinary transaction with the Target or any of its stockholders; solicit, make or propose, or negotiate with any other Person with respect to, or announce an intent to make, any tender offer or exchange offer for any Target Securities; publicly disclose an intent, purpose, plan or proposal with respect to the Target or the Target Securities that would violate the provisions of this
               Section 13.1(a); or assist, participate in, facilitate or solicit any effort or attempt by any Person to do or seek to do any of the foregoing.

          (b) For purposes of this Agreement, "Standstill Period", with respect to any Partner or former Partner, shall mean the period that starts on the Execution Date and ends on the Closing Date; provided, however, that, in the event all of the Partners remaining in the Partnership belong to the same General Partner Group, the Standstill Period solely with respect to such remaining Partners shall end on the day that the last in time Partner of the other General Partner Group ceases to be a Partner of the Partnership. Notwithstanding anything herein to the contrary, no Partner shall be deemed to have violated this Section 13.1 in the event that such Partner acquires beneficial ownership of the Target Securities pursuant to a transaction in which such Partner acquires another Person, in circumstances in which the principal purpose of such transaction is not to acquire the Target Securities or otherwise to circumvent the intent of this agreement, provided that the number of the Target Securities so acquired shall not exceed five (5) percent of the outstanding Target Securities on the day of such acquisition, and such Target Securities shall, immediately after such acquisition, be contributed to the Partnership by such Partner. Until the Partnership Files a Regulatory Document to publicly disclose its holdings of the Target Securities, a Partner shall not, and shall not permit any of its Affiliates to act in any way that triggers any public disclosure or any disclosure to any third-party (other than an Affiliate of such Partner, but including without limitation any Regulatory Authority, Person, Target or governmental agency, organization, or body) by such Partner unless the General Partners unanimously consent to such action.

                                  ARTICLE XIV
                                  MISCELLANEOUS

     Section 14.1 Power of Attorney. Each Limited Partner hereby constitutes and appoints the General Partners as a group as its true and lawful representative and attorney-in-fact, in its name, place and stead and with full power of substitution to make, execute, publish, acknowledge, deliver, record and file and swear to the execution, delivery, acknowledgment, filing and/or recording of: (a) all amendments to this Agreement permitted by the provisions of Section
11.1 hereof to be made without the consent of any Limited Partner and all instruments that the attorney-in-fact deems appropriate to reflect any change or modification of this Agreement in accordance with this Agreement; (b) except as otherwise provided in this Agreement, a Certificate of Limited Partnership of the Partnership, any amendment thereof required because of an amendment to this Agreement or in order to effectuate any change in the membership of the Partnership and (c) all such other agreements, applications, instruments, documents, certifications, certificates and reports which may from time to time be required by any laws applicable to the Partnership, including without limitation the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision or agency thereof, or any Regulatory Rule, all of the foregoing to effectuate, implement and continue the valid and subsisting existence of the Partnership and to permit it to conduct its business. The power of attorney granted hereby is coupled with an interest and is irrevocable and shall (i) continue in full force and effect notwithstanding the subsequent death, incapacity, dissolution, termination or bankruptcy of the Limited Partner granting the same or the transfer of all or any portion of such Limited Partner's Interest, and (ii) extend to that Limited Partner's successors, assigns and legal representatives. Each Limited Partner agrees to be bound by any representation made by the attorney-in-fact acting in good faith pursuant to, and in accordance with, this power of attorney, and hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the attorney-in-fact taken in good faith pursuant to, and in accordance with, this power of attorney.

     Section 14.2 Notices. All notices and demands required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given
(a) upon receipt, if delivered personally or if mailed by registered or certified mail or if sent by overnight courier or (b) upon dispatch, if transmitted by telecopy or other means of facsimile which provides immediate delivery to compatible equipment in the possession of the recipient, if receipt has been confirmed, in any case, provided that any telecopy or facsimile notices delivered hereunder must be followed by a copy of notice delivered through registered or certified mail or by means of an overnight courier, if to the
Partnership:

          Rome Acquisition Limited Partnership
          767 Fifth Avenue
          New York, NY  10153
          Attention:  William S. Macklowe
          Telecopy Number: (212) 554-5890
          Confirmation Number: (212) 554-5882
          and
          Attention: Keith Meister
          Telecopy Number: (212) 688-1158
          Confirmation Number: (212) 702-4359

          if to Macklowe or Macklowe Company:

          WH Rome Partners LLC
          767 Fifth Avenue
          New York, NY  10153
          Attention:  William S. Macklowe
          Telecopy Number: (212) 554-5890)
          Confirmation Number: (212) 554-5882
          and
          Attention:  General Counsel
          Telecopy Number: (212) 489-7431
          Confirmation Number: (212) 554-5811

          with a copy to:

          Willkie Farr & Gallagher LLP
          787 Seventh Avenue
          New York, NY 10019-6099
          Attention: Steven A. Seidman, Esq.
          Telecopy Number: (212) 728-9763
          Confirmation Number: (212) 728-8000

          if to Icahn or Icahn Company:

          Meadow Star LLC
          767 Fifth Avenue, 47th Floor
          New York, NY  10153
          Attention: Keith Meister
          Telecopy Number: (212) 688-1158
          Confirmation Number: (212) 702-4359
          and
          Attention: Keith Cozza
          Telecopy Number: (212) 688-1158
          Confirmation Number: (212) 702-4323

          with a copy to:

          Icahn Associates Corp.
          767 Fifth Avenue, 47th Floor
          New York, NY 10153
          Attention: Yevgeny Fundler
          Telecopy Number: (212) 688-1158
          Confirmation Number: (212) 702-4329

or at such other address or telecopy number as will be specified by like notice, and if to any other Partner, to the address or telecopy number of such Partner as shown from time to time on the records of the Partnership. Any Partner may specify a different address or telecopy number by notifying each General Partner thereof. Any General Partner may specify a different address or telecopy number by notifying all Partners thereof.

     Section 14.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof. As of the Effective Date this Agreement supersedes any prior agreement or understandings among the parties hereto. This Agreement may not be modified or amended in any manner other than as set forth herein.

     Section 14.4 Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the law of the State of Delaware without giving effect to the conflict of law principles thereof.

          (a) All of the provisions of this Agreement shall be subject to all Regulatory Rules, including, without limitation, the following:

          (i) No distribution may be made to any Partner pursuant to this Agreement (A) if such distribution would cause the Partnership to be in violation of (1) any Regulatory Rule, including, without limitation, the Net Capital Rule or (2) any material contract to which the Partnership is a party; or (B) without the prior written approval, if necessary, of the Regulatory Authority; and

          (ii) No transfer of all or a portion of a Partner's Interest may be made unless the Regulatory Authority gives its written consent, if necessary, to the transfer.

          (b) Notwithstanding anything herein to the contrary, to the extent that this Agreement is invalid, void, illegal or otherwise inconsistent with Delaware law or any Regulatory Rule, such Regulatory Rule and/or Delaware law shall override this Agreement to the extent necessary to conform this Agreement to such Regulatory Rule or Delaware law.

     Section 14.5 Voting, Consents and Approvals. Any action requiring the consent, approval or affirmative vote of Limited Partners under this Agreement may be taken by vote at a meeting or, in lieu thereof, by written consent of Limited Partners with the required percentage in Interest or written consent of the Limited Partners who have the right to approve or consent to such action, as the case may be. The granting or withholding of consents or approvals by any party shall be in the sole discretion of the consenting or approving party, unless otherwise expressly provided in this Agreement.

     Section 14.6 Effect. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and permitted assigns.

     Section 14.7 Pronouns and Number. Wherever it appears appropriate from the context, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter.

     Section 14.8 Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

     Section 14.9 Partial Enforceability. If any provision of this Agreement, or the application of that provision to any circumstance, shall be held invalid, the remainder of this Agreement, or the application of that provision to circumstances other than those to which it is held invalid, shall not be affected thereby, except to the extent necessary to carry out the purposes of this Agreement.

     Section 14.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     Section 14.11 Third Party Beneficiaries. The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto their legal representatives, heirs, administrators, executors, successors and permitted assigns.

     Section  14.12  Specific   Performance.   Each  Partner   understands   and
acknowledges that a breach or threatened breach by a Partner (the "Breaching Partner") of any part of this Agreement could cause the Partnership and/or each of its Partners, other than the Breaching Partner, irreparable injury; damages would not adequately compensate the Partnership and/or each of its Partners for such breach or threatened breach; and damages in such event would be difficult if not impossible to determine. Therefore, in addition to any other remedies the Partnership and/or each of its Partners, may have at law, the Partnership and/or each of its Partners, other than the Breaching Partner, shall be entitled to the remedies of injunction, specific performance and other equitable relief, without posting any bonds, as may be available to restrain or prevent a breach or threatened breach of any of the Breaching Partner's obligations under this Agreement. This provision shall not, however, be construed as a waiver of any other rights or remedies that the Partnership and/or each of its Partners may have at law or in equity, including damages.

     Section 14.13 Consultation and Cooperation. Any public statement (including press releases but excluding filings with the Securities and Exchange Commission) which any Partner desires to make relating to or in connection with the acquisition of Target or this Agreement shall require the unanimous consent of the General Partners (which consent shall not be unreasonably withheld, conditioned or delayed).

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                 WH ROME PARTNERS LLC,
                                    as General Partner and Limited Partner

                                 By:  WH ROME INC.
                                 (its Managing Member)

                                   By:  /s/ William S. Macklowe
                                        -----------------------
                                        Name: William S. Macklowe
                                        Title: Vice President



                                 HARRY MACKLOWE, solely as personal guarantor of WH Rome Partners LLC's obligations to pay the Failure to Contribute Amount

                                 By:  /s/ Harry Macklowe
                                      ------------------
                                      Name: Harry Macklowe



                                 MEADOW STAR LLC
                                    as General Partner and Limited Partner

                                 By:  /s/ Keith Meister
                                      -----------------
                                      Name: Keith Meister
                                      Title: President



                                 CARL C. ICAHN, solely as personal guarantor of Meadow Star LLC's obligations to pay the Failure to Contribute Amount

                                 By:  /s/ Carl C. Icahn
                                      -----------------
                                      Name: Carl C. Icahn



              [Signature Page to Agreement of Limited Partnership]

                                   Schedule A

   Partner                            Initial Capital Contribution
   -------                            ----------------------------
   Macklowe                           $6,000,000.00
   Macklowe Company                   $594,000,000.00
   Icahn                              $6,000,000.00
   Icahn Company                      $594,000,000.00

                Exhibit A to the Limited Partnership Agreement of
                          Rome Acquisition Partnership

     "Accounting Period" means, as the context may require, the period beginning as of the Effective Date or on the day following the last day of the immediately preceding Accounting Period, and ending on the next succeeding of the following:

     (a)  the last day of each Fiscal Year of the Partnership;

     (b) the day prior to the day as of which a Person is admitted as a Partner;

     (c) the day prior to the day as of which any Partner makes a Capital Contribution;

     (d) the day prior to the date of any distribution to any Partner pursuant to this Agreement;

     (e)  the day prior to the date of exercise of a Purchase Option; and

     (f) any day specified as the last day of an Accounting Period by the General Partners.

     "Acquisition Agreement" has the meaning specified in Section 3.1 hereof.

     "Additional Capital Commitment" has the meaning specified in Section 3.2 hereof.

     "Additional Capital Contribution" has the meaning specified in Section 3.2 hereof.

     "Affiliate" means, "Affiliate" of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such Person and with respect to any natural Person, any other Person having a relationship by blood, marriage or adoption, not more remote than first cousins with such natural Person. For the purposes of this Agreement, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock or other equity interests, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Limited Partnership Agreement of the Partnership, as amended, modified or supplemented from time to time.

     "Beneficially own" or "beneficial ownership" has the meaning given to such terms in Rule 13d-3 of the 1934 Act.

     "Breaching Partner" has the meaning specified in Section 14.12 hereof.

     "Buy-Sell Offer" has the meaning specified in Section 5.3 hereof.

     "Capital Account" means, with respect to each Partner, the account so designated established on the books and records of the Partnership for each Partner. As of the Execution Date, the Capital Account of each Partner is as set forth on Schedule A to the Agreement. The Capital Account of each Partner will be (i) increased by (A) the amount of Profits (and income and gain) credited to that Partner's Capital Account pursuant to Sections 4.1 and 4.2 hereof and (B) the amount of Additional Capital Contributions made by that Partner to the Partnership; and (ii) decreased by (A) the amount of Losses charged to that Partner's Capital Account pursuant to Article IV hereof and the amount of loss and (B) the amount of distributions in cash and the fair market value of other Partnership Property distributed (net of any liabilities encumbering the distributed Partnership Property that the Partner takes subject to or assumes) to that Partner pursuant to Article V and Section 9.2 hereof. Notwithstanding anything to the contrary contained in this definition or in Article IV hereof, each Capital Account shall be determined in accordance with the principles of Treasury Regulations ss. 1.704-l(b)(2)(iv).

     "Capital Contribution" means the total amount of cash contributed to the capital of the Partnership by any Partner.

     "Capital  Contribution Request Letter" has the meaning specified in Section
3.2 hereof.

     "Clearing Agency" has the meaning specified in ss. 3(a)(23)(A) and (B) of the 1934 Act.

     "Closing Date" means the date on which the transaction contemplated by the Acquisition Agreement, if any, is consummated.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any succeeding law). References to sections of the Code shall include amended or successor provisions thereto.

     "Commitment Letter" has the meaning specified in Section 3.2 hereof.

     "Contribution Right" has the meaning specified in Section 3.2 hereof.

     "Effective Date" has the meaning specified in the preamble to this Agreement.

     "Examining Authority" means the Partnership's examining authority as defined in the Net Capital Rule.

     "Exchange" means any securities or commodity exchange.

     "Execution Date" means the date of the execution by the Partnership or its wholly-owned subsidiary and the Target of the Acquisition Agreement.

     "Exiting Partner" has the meaning specified in Section 5.3 hereof.

     "Failure to Contribute" has the meaning specified in Section 3.1 hereof.

     "Failure to Contribute Amount" has the meaning specified in Section 3.1 hereof.

     "File" has the meaning specified in Section 10.2 hereof.

     "Fiscal Year" has the meaning specified in Section 10.3 hereof.

     "General Partner" means each of Macklowe and Icahn and any of its respective successor, assignee or transferee permitted by this Agreement, so long as it is a general partner of the Partnership. At such time as there is only one general partner of the Partnership, all references in the agreement to the "General Partners" or to more than one General Partner shall be deemed to refer only to the remaining general partner.

     "General  Partner  Group"  means each of Icahn  Group and  Macklowe  Group.

     "Group" has the meaning given to such term in Rule 13d-3 of the 1934 Act.

     "Icahn" has the meaning specified in the preamble to this Agreement.

     "Icahn Company" has the meaning specified in the preamble to this Agreement.

     "Icahn Group" means a group consisting of Icahn and Icahn Company.

     "Initial Capital Commitment" has the meaning specified in Section 3.1 hereof.

     "Initial Capital Contribution" has the meaning specified in Section 3.1 hereof.

     "Initial Current Market Price" means with respect to each Target Security, the Current Market Price of the Target Security at the time of its contribution to the Partnership pursuant to this Agreement.

     "Initiating Designee(s)" has the meaning specified in Section 5.3 hereof.

     "Initiating Partner" has the meaning specified in Section 5.3 hereof.

     "Interest" means the individual interest of each Partner in the Partnership at any particular time.

     "Indemnified Party" has the meaning specified in Section 6.4 hereof.

     "Limited Partners" means (A) (i) each of Icahn Company and Macklowe Company and (ii) as of the Effective Date the Persons listed as limited partners on the signature pages here-to plus any other Person who the General Partner agrees to admit as a Limited Partner effective as of the Effective Date who signs a counterpart of this Agreement (the "Additional Effective Date Limited Partners"); (B) from time to time, such Persons plus each Person subsequently admitted as a Limited Partner pursuant to Section 3.3(a) hereof and each Person admitted as a Substituted Limited Partner pursuant to Section 7.2 hereof less any such Person who shall withdraw as a Limited Partner pursuant to Section 5.2(a) hereof; and (C) with respect to those provisions of this Agreement concerning a Limited Partner's rights to receive distributions or allocations of Profits and Losses, any permitted assignee of a Limited Partner's Interest.

     "Losses" has the meaning specified below in the definition of "Profits."

     "Macklowe" has the meaning specified in the preamble to this Agreement.

     "Macklowe Company" has the meaning specified in the preamble to this Agreement.

     "Macklowe Group" means a group consisting of Macklowe and Macklowe Company and all Partners other than Icahn and Icahn Company.

     "Majority-in-Interest of the Limited Partner" means Limited Partners whose aggregate Capital Account balances exceed 50% of the aggregate Capital Account balances of all Limited Partners.

     "Material Breach" has the meaning specified in Section 5.4 hereof.

     "Net Capital Rule" means Rule 15c3-1 promulgated pursuant to the 1934 Act.

     "Non-Contributing Partner" has the meaning specified in Section 3.1 hereof.

     "Non-Initiating  Designee(s)"  has the  meaning  specified  in Section  5.3 hereof.

     "Non-Initiating Partner" has the meaning specified in Section 5.3 hereof.

     "Partner" means any General Partner or any Limited Partner.

     "Partners"  means   collectively  all  General  Partners  and  all  Limited
Partners.

     "Partnership Property" means any real or personal property, whether tangible or intangible, inclusive without limitation of any Target
Securities, owned by the Partnership and any negative goodwill.

     "Payment Notice" has the meaning specified in Section 5.4 hereof.

     "Person"  means  any   individual,   venture,   association,   partnership,
corporation, limited liability company, trust or other entity.

     "Profits" and "Losses" mean, for each Accounting Period, the net profit or net loss, respectively, of the Partnership determined in accordance with generally accepted accounting principles in the United States.

     "Purchase Option" has the meaning specified in Section 5.4 hereof.

     "Purchasing Partner" has the meaning specified in Section 5.3 hereof.

     "Regulatory Authority" means collectively the Commission, the Examining Authority, any SRO, Exchange, Clearing Agency, the Federal Trade Commission or other regulatory authority which has regulatory authority over the Partnership.

     "Regulatory Documents" has the meaning specified in Section 10.2 hereof.

     "Regulatory   Rule"  means  each  statute,   regulation,   rule  and  other
requirement of the Regulatory Authority applicable to the Partnership or its affairs.

     "Shared Expenses" has the meaning specified in Section 3.8 hereof.

     "SRO" means self-regulatory organization, as that term is defined in ss. 3(a)(26) of the 1934 Act.

     "Standstill Period" means the period that begins on the Execution Date and ends on the Closing Date.

     "Subject Partner" has the meaning specified in Section 5.4 hereof.

     "Substituted Limited Partner" means any Person admitted to the Partnership as a Substituted Limited Partner pursuant to the provisions of Section 7.2 hereof.

     "Target" means collectively Reckson Associates Realty Corp., a Maryland corporation, and Reckson Operating Partnership, L.P., a Delaware limited partnership.

     "Target Security" means the common stock, par value $0.01 per share, of Reckson Associates Realty Corp. and the units of limited partnership interest of Reckson Operating Partnership, L.P.

     "Term" has the meaning specified in Section 2.5 hereof.

     "Transfer" has the meaning specified in Section 7.1 hereof.

     "Treasury Regulations" means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding Treasury Regulations).

     "Uniform Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time (or any succeeding law).

     "Voting Stock" of any Person means capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only as long as no senior class of securities has such voting power by reason of any contingency.

     "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time (or any succeeding law).